Exhibit 99.1

INmune Bio, Inc. Focused on Novel Clinical Trial Designs to Advance Next Generation of Alzheimer’s Disease Treatments

INmune Bio, a leader in novel therapies and innovative trial design for AD participates in 15th CTAD conference in San Francisco November 29th to December 2nd

Boca Raton, Florida, Nov. 29, 2022 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease will participate in the 15th CTAD Conference in San Francisco November 29th to December 2nd.

“This year’s CTAD is showcasing a potential approvable therapy for the treatment of Alzheimer’s Disease (AD) that targets amyloid,” said RJ Tesi MD, CEO of INmune.  “While anti-amyloid therapies may slow the rate of cognitive decline, we believe the goal for AD therapy should be to stop progression of the disease.  This will require the incorporation of novel biomarkers into innovative clinical trial designs.”

INMB continues an ongoing AD Phase 2 program focused on stopping the progression of AD by focusing on four unique elements, including: (i) enrichment criteria; (ii) novel, non-invasive neuroimaging biomarkers; (iii) use of EMACC as a cognitive endpoint; and (iv) strategic trial design. The following describes these four unique elements:

●	Enrichment criteria are used to match the patient’s AD with the mechanism of INmune’s XPro™ treatment. Using a novel group of easily measured blood biomarkers, INmune identifies patients who have neuroinflammation driving their AD related cognitive decline, a group we refer to as ADi. This strategy improves the probability of the patient responding to therapy. We believe about 50% of patients with AD meet the criteria of ADi, and these patients will be eligible for XPro™ therapy.

●	Novel, non-invasive neuroimaging biomarkers are used to demonstrate biologic effects of XPro™ therapy in AD patients with neuroinflammation. With our neuroimaging partners, we use sophisticated analysis of AD white matter tracts to demonstrate the severity of the disease and the ability of XPro™ to affect the disease process. White matter analytics demonstrate decreased white matter free water (WMFW), and improvements in apparent fiber density (AFD) and radial density (RDt), which are measures of neuroinflammation, axonal quality and myelin content, respectively.

●	Early AD/Mild Cognitive Impairment Cognitive Composite (EMACC) is used as the cognitive endpoint. EMACC is a validated cognitive scale that is superior to traditional cognitive scales (CDR, ADS-Cog) used in trials of early AD (early AD = MCI plus mild AD). EMACC was developed for use in patients with early AD. “The EMACC is unique as a cognitive endpoint in that it was developed and validated empirically using annual cognitive testing data extending over 4 years in four independent aging studies of Amyloid-confirmed Early AD patients,” said Judith Jaeger PhD, one of the developers of EMACC. “The EMACC is made up of the combination of test measures that are most sensitive to the cognitive functions that decline in this stage of AD. Hence, it most precisely captures the most relevant information about cognitive progression in early AD.”

●	Statistical power and innovative trial design is strategically used to perform smaller, faster trials. AD patients with neuroinflammation progress more rapidly and more predictably than AD patients without neuroinflammation, such biology of neuroinflammation allowing for the design of smaller and shorter clinical trials. Our mild AD trial studies 201 patients and lasts 6 months with a 2:1 enrolment ratio (2 XPro™ treated patients for each placebo patient). Shorter/smaller trials consume less company resources and decrease “disease progression” risk to patients. In contrast, because of the pace of AD progression, a patient that participates in an 18-month trial and that receives placebo may progress to a disease state that makes them ineligible for crossover therapy. This limitation will happen less often in trials that last 6 months.

“The use of novel enrolment criteria, easily measured pharmacodynamic end-points, innovative trial design and cognitive testing strategies are needed to progress the AD field beyond traditional anti-amyloid therapies,” said CJ Barnum, VP CNS Drug Development. “We believe the use of non-invasive neuroimaging biomarkers and fit-for-purpose cognitive end-points will help develop effective therapies for AD and other forms of dementia. If the field continues to focus on the failed development strategies used for the last 20 years, little progress will be made. Our strategy is different, and it is our belief that it will ultimately be better.”

About XPro™ (XPro1595™)

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation, improving axonal quality and synaptic function while promoting remyelination.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO
(858) 964-3720
info@inmunenbio.com

Investor Contact:
Jason Nelson
Core IR
(516) 842-9614 x-823